Exhibit 10.49

THIRD MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Third Modification to Loan and Security Agreement (this “Modification”) is entered into by and between TransTech Systems, Inc., a(n) Oregon corporation (“Borrower”) and BFI Business Finance, a California corporation (“Lender”) as of this 12th day of June, 2013, at Campbell, California.

RECITALS

A.           Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated December 9, 2008.

B.           Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the "Previous Modification(s)").

C.           Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.           Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2.           Effective Date.  The terms of this Modification shall be in full force and effect as of June 12, 2013.

3.           Modification to Agreement.  The Agreement is hereby modified as follows:

a.      The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

““Maximum Inventory Advance” means: (a) as of the June 7, 2013, the lesser of One Hundred Eighty-three Thousand and 00/100 Dollars ($183,000.00) or fifty percent (50%) of the A/R Borrowing Base, which sum shall be permanently reduced pursuant to the payment schedule in Section 2.2.8, below; and b) effective as of the date of the payment that reduces the balance to $0.00, and continuing thereafter, Zero and 00/100 Dollars ($0.00) or zero percent (0.00%) of the A/R Borrowing Base (the “Maximum Inventory Advance”).”

b.      The following Section(s) is(are) hereby amended and restated in its(their) entirety as set forth below:

“2.2.8  Principal Payments.  Borrower shall make principal payments, which shall be used to pay down Advances against Eligible Inventory, as follows:  i) four (4) monthly payments each in the amount of Thirty-five Thousand and 00/100 Dollars ($35,000.00) beginning on July 31, 2013 and continuing on the last day of each consecutive month thereafter; and ii) one (1) payment in the amount of Forty-three Thousand and 00/100 Dollars ($43,000.00) on November 30, 2013.  Each such Principal Payment shall be made as an Advance under the A/R Borrowing Base and shall contemporaneously result in a permanent reduction to the Maximum Inventory Advance in the amount of such Principal Payment.”

“3.7.  Statements of Obligations.  Lender has provided Borrower with continuous on-line internet access to information and statements regarding its Obligations, including principal, interest, fees and an itemization  of all charges and expenses constituting Lender Expenses owing, and such information shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days following any such information first becoming available to Borrower, Borrower shall have delivered to Lender by registered or certified mail at its address specified herein, written objection thereto describing the error or errors contained in such applicable information.  No statements of obligations will be mailed or otherwise transmitted by Lender to Borrower.”

“9.5.  Tax Returns.  Upon Lender request, Borrower shall provide to Lender copies of each of Borrower’s federal income tax returns, and any amendments thereto and extensions thereof.”

“15.  Notices.  Unless otherwise provided in this Agreement or hereinbelow, all notices or demands by any party relating to this Agreement or any of the other Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) may be made, and deemed to be given, as follows: a) if delivered in person or by courier (overnight or otherwise), on the date when it is delivered; b) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or c) if sent by certified or registered mail or the equivalent, on the earlier of the date such mail is actually delivered or three (3) days after deposit thereof in the mail, unless the date of actual delivery or such date 3 days after deposit thereof in the mail (as applicable) is not a Business Day in which case such communication shall be deemed given and effective on the first following Business Day.  Any such notice or communication given pursuant to this Agreement or any of the Loan Documents shall be addressed to the intended recipient at its address or number specified as follows:

If to Borrower:	TransTech Systems, Inc. 12142 NE Sky Lane, Suite 130, Aurora, Oregon 97002-8730
Attn:	Steve Waddle, Controller
Telephone No.:	(503) 682-3292
Facsimile No.:	(503) 682-0166

If to Lender:	BFI Business Finance 851 East Hamilton Avenue, 2nd Floor, Campbell, California 95008
Attn:	David Drogos, President
Telephone No.:	(408) 369-4000
Facsimile No.:	(408) 369-4018 / (408) 369-4056

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.  Notwithstanding anything to the contrary in the foregoing, Borrower acknowledges and agrees that notices sent by Lender in connection with ORS 79.0611, 79.0612, 79.0613, 79.0614, and 79.0620 and any other references to the disposition of collateral under the Code, all as such sections may be amended and/or re-numbered from time to time, shall be deemed sent when: (a) delivered in person or by courier (overnight or otherwise), (b) deposited in the mail, or (c) transmitted by facsimile.”

“25.11.  Counterparts; Telefacsimile Execution.  This Agreement and all of the Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  This Agreement and all of the Loan Documents, or a signature page thereto intended to be attached to a copy of this Agreement or any of the Loan Documents, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Agreement and any of the Loan Documents.”

c.      The following Section(s) is(are) hereby added as set forth below:

“31.  Borrower Authorization.  Borrower consents to Lender’s use of Borrower’s company names and logos in Lender’s written and oral presentations, including in Lender’s advertising, promotional and marketing materials, client lists, news releases and Web site.  In connection with any client references in such written or oral presentations, Borrower consents to the use of individual names and quotations.  Borrower’s consents herein shall survive termination of this Agreement until such time that Borrower delivers, and Lender receives, written revocation of such consents.”

4.           Conditions Precedent.  The items set forth below are hereby added as conditions precedent to BFI’s agreement to release James Gingo (“Gingo”) from his guaranty of Borrower’s obligations to BFI, with the below also added to the Agreement as affirmative covenants to be satisfied (or caused to be satisfied) by Borrower:
a.      Borrower shall have executed and Lender shall have received the following documents in form and substance acceptable to Lender:
i.      Borrowing Resolution & Incumbency Certificate
ii.     Validity Agreement (Steve Waddle & Jeff Kruse)
iii.    Signature Authorization
iv.    PO Box Letter
v.     Acknowledgement (Steve Waddle & Jeff Kruse)
vi.    Verification of Contact Information (Steve Waddle & Jeff Kruse)
b.      Visualant, Incorporated (“Visualant”), a guarantor of Borrower, shall have executed and Lender shall have received the following documents in form and substance acceptable to Lender:
i.      Secretary’s Certificate Guaranty Resolution
ii.     General Continuing Guaranty
iii.    Security Agreement (All Assets)
iv.    Verification of Contact Information (“Ronald P. Erickson & Mark E. Scott)
c.      Visualant shall have received a minimum of Five Million and 00/100 Dollars ($5,000,000.00) of equity funding.
d.      In connection with Visualant’s purchase of Gingo’s ownership interest in Borrower, all terms of conditions of such purchase shall have been satisfied including payment to Mr. Gingo of the remaining $1MM balance owing to him on account of such purchase.
e.      Mr. Gingo shall have signed a full release in favor of (and in form satisfactory to) BFI upon receipt of final payment by Visualant to him in consideration of the release of Gingo’s guaranty of Borrower in favor of Lender.

5.           Fee.  At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ----------N/A---------- and 00/100 Dollars ($----------n/a----------).

6.           Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

7.           Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

8.           Electronic Signature.  This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

9.           Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Third Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance	TransTech Systems, Inc.
/s/ Stephen P. Darlington By: Stephen P. Darlington Its: Vice President	/s/ Steve Waddle By: Steve Waddle Its: Controller

ACKNOWLEDGED AND AGREED:

VISUALANT, INCORPORATION (“Guarantor”)

/s/ Mark E. Scott

By:           Mark E. Scott
Its:           Secretary